As filed with the Securities and Exchange Commission on August 22, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	56-2179531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4500 Cameron Valley Parkway, Suite 150

Charlotte, North Carolina 28211

(704) 225-8444

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

American Community Bancshares, Inc. 2001 Incentive Stock Option Plan

(Full title of the plan)

RANDY P. HELTON

PRESIDENT AND CHIEF EXECUTIVE OFFICER

AMERICAN COMMUNITY BANCSHARES, INC.

4500 CAMERON VALLEY PARKWAY, SUITE 150

CHARLOTTE, NORTH CAROLINA 28211

(704) 225-8444

(Name and address of agent for service)

WITH COPIES TO:

TODD H. EVESON, ESQ.

GAETA & EVESON, P.A.

8305 FALLS OF NEUSE ROAD, SUITE 203

RALEIGH, NORTH CAROLINA 27615

(919) 845-2558

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock $1.00 Par Value	50,000	$17.39	$869,500.00	$102.35

(1)	Pursuant to Rule 457(c), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan and an Offering Price equal to the average of the high and low prices reported on August 16, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the American Community Bancshares, Inc. 2001 Incentive Stock Option Plan is effective. Accordingly, pursuant to General Instruction E of Form S-8, American Community Bancshares, Inc. (the “Registrant”) hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (Commission File No. 333-101208) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by Registrant with the Commission under the Securities Act are incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004;

(b)	Registrant’s Quarterly Report on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005; and

(c)	Registrant’s Current Reports on Form 8-K filed with the Commission since January 1, 2005.

In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 8.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

Exhibit Number	Description

5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered (filed herewith)

23.1	Consent of Dixon Hughes PLLC (filed herewith)

23.2	Consent of Gaeta & Eveson, P.A. (contained in the opinion filed herewith as Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

99.1	American Community Bancshares, Inc. 2001 Incentive Stock Option Plan, as amended (incorporated by reference from Item 1.01 of Registrant’s Form 8-K filed on July 28, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 22, 2005.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton
Randy P. Helton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on August 22, 2005.

Signature	Title

/S/ RANDY P. HELTON Randy P. Helton	President and Chief Executive Officer

/S/ DAN R. ELLIS, JR. Dan R. Ellis, Jr.	Chief Financial Officer and Secretary

/S/ ROBERT D. DINSMORE, JR.* Robert D. Dinsmore, Jr.	Director

/S/ FRANK L. GENTRY* Frank L. Gentry	Director

/S/ THOMAS J. HALL* Thomas J. Hall	Director

/S/ LARRY S. HELMS* Larry S. Helms	Director

/S/ BILL MASON* Bill Mason	Director

/S/ V. STEPHEN MOSS* V. Stephen Moss	Director

/S/ PETER A. PAPPAS* Peter A. Pappas	Director

	/S/ L. STEVEN PHILLIPS* L. Steven Phillips	Director

	/S/ ALISON J. SMITH* Alison J. Smith	Director

	/S/ L. CARLTON TYSON* L. Carlton Tyson	Director

	/S/ DAVID D. WHITLEY* David D. Whitley	Director

	/S/ GREGORY N. WYLIE* Gregory N. Wylie	Director

By	* /S/ RANDY P. HELTON Randy P. Helton	Attorney-in-Fact	August 22, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered

23.1	Consent of Dixon & Hughes PLLC

23.2	Consent of Gaeta & Eveson, P.A. (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney

99.1	American Community Bancshares, Inc. 2001 Incentive Stock Option Plan, as amended (incorporated by reference)

5